SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2026

Corteva, Inc.
EIDP, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38710	82-4979096
Delaware	001-00815	51-0014090
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9330 Zionsville Road, Indianapolis, Indiana	46268
1000 N. West Street, Suite 900, Wilmington, Delaware	19801
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including area code: (833) 267-8382
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Corteva, Inc.	Common Stock, $0.01 par value	CTVA	New York Stock Exchange
EIDP, Inc.	$3.50 Series Preferred Stock	CTAPrA	New York Stock Exchange
EIDP, Inc.	$4.50 Series Preferred Stock	CTAPrB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On September 9, 2026, Corteva, Inc. and its subsidiary EIDP, Inc. (collectively, the “Company”), The Chemours Company (“Chemours”) and its subsidiary The Chemours Company FC, and DuPont de Nemours, Inc. (“DuPont”) reached a settlement with State of North Carolina, by and through the North Carolina Attorney General, and Bladen County, Brunswick County, Columbus County, Cumberland County, New Hanover County, Robeson County, Sampson County, Town of Wrightsville Beach, City of Lumberton, Village of Bald Head Island, and the Lower Cape Fear Water and Sewer Authority of statewide PFAS clams; Fayetteville Works site related claims, as well as for the Company and DuPont all claims related to historical discharges from the Fayetteville Works site and any obligations under the Chemours 2019 consent order with the North Carolina Department of Environmental Quality (“NC Consent Order”). Under the settlement the companies will collectively pay $455 million to the State of North Carolina and applicable state subdivisions over 15 years, with the Company’s share being approximately $66 million. Additionally, as part of the settlement, the Company and DuPont, on a 29% and 71% basis, respectively, are required to guarantee Chemours’ share of the settlement payments, as well as establish a reserve fund via a line of credit, letter of credit, and/or a surety bond capped at $135 million that the State of North Carolina may access in the event Chemours does not comply with its NC Consent Order.

In connection with the North Carolina settlement, Chemours, DuPont and the Company reached the following understandings relating to the January 2021 Memorandum of Understanding by and among Chemours, DuPont, Corteva and EIDP (the “MOU”).

For purposes of calculating the amount of qualified spend applied against the MOU’s $4 billion aggregate qualified spend cap, the aggregate settlement payments made to North Carolina will be applied against the MOU cap in the amount of $210 million, reflecting the net present value of such settlement payments spread equally over a twenty-five-year period from the date the settlement becomes final (rather than the actual timing of the payments) and using an 8% discount rate. Net present value also was used to determine the amount of the aggregate payments under the 2025 settlement with the State of New Jersey applied against the MOU cap, and the parties have agreed to use this net present value methodology for potential future settlements with multi-year payments.

In addition, since the aggregate payments to be made in connection with the New Jersey and North Carolina settlements will qualify for withdrawal from the MOU Escrow Account and exceed the parties’ future escrow contribution obligations, all future contributions required by the parties to the MOU Escrow Account will be considered satisfied by the parties’ New Jersey and North Carolina settlement payments.

Item	9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement between and among the State of North Carolina, et al., on the one hand; and EIDP, Inc., Corteva, Inc., DuPont de Nemours Inc., The Chemours Company, and The Chemours Company FC, LLC, on the other hand, dated September 9, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CORTEVA, INC.

Date: September 10, 2026	By:	/s/ Jennifer A. Johnson
Name: Jennifer A. Johnson
Title: Senior Vice President, Chief Legal and Public Affairs Officer, Corporate Secretary

EIDP, INC.

Date: September 10, 2026	By:	/s/ Jennifer A. Johnson
Name: Jennifer A. Johnson
Title: Senior Vice President, Chief Legal and Public Affairs Officer, Corporate Secretary